UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

DOUBLE EAGLE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

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DOUBLE EAGLE ACQUISITION CORP.
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067

NOTICE OF ANNUAL GENERAL MEETING
To Be Held at 10:00 a.m. Eastern Time on Monday, June 12, 2017

Dear Shareholders of Double Eagle Acquisition Corp.:

The 2017 annual general meeting (the “Annual General Meeting”) of Double Eagle Acquisition Corp., a Cayman Islands exempted company (the “Company”), will be held on June 12, 2017 at 10:00 a.m. Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To re-appoint Dennis A. Miller as a Class A director to serve until the 2020 annual general meeting, to hold office in accordance with the articles of association of the Company;
2.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017; and
3.	To transact such other business as may properly come before the Annual General Meeting or any adjournments or postponements thereof.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-APPOINTMENT OF DENNIS A. MILLER AS CLASS A DIRECTOR AND “FOR” THE RATIFICATION OF WITHUMSMITH+BROWN, PC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2017.

The Company’s board of directors has fixed the close of business on May 18, 2017 as the record date for the Annual General Meeting. Only shareholders of record on May 18, 2017 are entitled to notice of and to vote at the Annual General Meeting or any postponement or adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT. You are requested to carefully read the proxy statement and accompanying Notice of Annual General Meeting for a more complete statement of matters to be considered at the Annual General Meeting.

Sincerely,

/s/ Jeff Sagansky

Jeff Sagansky
President and Chief Executive Officer
Los Angeles, CA
May 18, 2017

This proxy statement is dated May 18, 2017
and is being mailed with the form of proxy on or about May 23, 2017.

IMPORTANT

Whether or not you expect to attend the Annual General Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the proxy card or voting instructions provided by your broker. If you grant a proxy, you may revoke it at any time prior to the Annual General Meeting or vote in person at the Annual General Meeting.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote by returning your proxy card or by following the instructions contained on the proxy card or voting instruction form.

Double Eagle Acquisition Corp.
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067

NOTICE OF THE 2017 ANNUAL GENERAL MEETING
TO BE HELD JUNE 12, 2017

To the Shareholders of Double Eagle Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the 2017 annual general meeting (the “Annual General Meeting”) of Double Eagle Acquisition Corp., a Cayman Islands exempted company (the “Company”), will be held on Monday, June 12, 2017 at 10:00 a.m. Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166, to consider and vote upon the following proposals:

1.	To re-appoint Dennis A Miller as a Class A director to serve until the 2020 annual general meeting, to hold office in accordance with the articles of association of the Company;
2.	To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017; and
3.	To transact such other business as may properly come before the Annual General Meeting or any adjournments or postponements thereof.

Only shareholders of record of the Company as of the close of business on May 18, 2017 are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. Each ordinary share entitles the holder thereof to one vote.

Your vote is important. Proxy voting permits shareholders unable to attend the Annual General Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card or by completing the voting instruction form provided to you by your broker. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxy as recommended by the Board of Directors. You can change your voting instructions or revoke your proxy at any time prior to the Annual General Meeting by following the instructions included in this proxy statement and on the proxy card.

Even if you plan to attend the Annual General Meeting in person, it is strongly recommended that you complete and return your proxy card before the Annual General Meeting date to ensure that your shares will be represented at the Annual General Meeting if you are unable to attend. You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board of Directors,

/s/ Eli Baker

Eli Baker
Vice President, General Counsel and
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 12, 2017

This Notice of Annual General Meeting and Proxy Statement and our 2016 Annual Report are available at
http://www.cstproxy.com/doubleeagleacquisitioncorp/2017.

i

DOUBLE EAGLE ACQUISITION CORP.

PROXY STATEMENT
FOR THE 2017 ANNUAL GENERAL MEETING
To Be Held at 10:00 a.m. Eastern Time on Monday, June 12, 2017

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2017 annual general meeting of Double Eagle Acquisition Corp., a Cayman Islands exempted company (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual General Meeting”). The Annual General Meeting will be held on Monday, June 12, 2017 at 10:00 a.m. Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the re-appointment Dennis A. Miller as a Class A director to serve until the 2020 annual general meeting, to hold office in accordance with the articles of association of the Company;
•	a proposal to ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017; and
•	any other business as may properly come before the Annual General Meeting or any adjournments or postponements thereof.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the re-appointment of Dennis A. Miller as a Class A director; and
•	“FOR” the ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017.

Who is entitled to vote?

Holders of our ordinary shares as of the close of business on May 18, 2017, the record date, are entitled to vote at the Annual General Meeting. As of the record date, there were 62,500,000 ordinary shares issued and outstanding, consisting of 50,000,000 Class A ordinary shares and 12,500,000 Class B ordinary shares. In deciding all matters at the Annual General Meeting, each shareholder will be entitled to one vote for each share held by them on the record date. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. We do not have cumulative voting rights for the election of directors. Double Eagle Acquisition LLC (the “Sponsor”), Harry E. Sloan, our officers and directors collectively own all of our issued and outstanding Class B ordinary shares, constituting 20% of our issued and outstanding ordinary shares.

Registered Shareholders.  If our shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual General Meeting.

Street Name Shareholders.  If our shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and your broker or nominee is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual General Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your ordinary shares in person at the Annual General Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Throughout this proxy, we refer to shareholders who hold their shares through a broker, bank or other nominee as “street name shareholders.”

If I am a shareholder of record of the Company’s shares, how do I vote?

There are two ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the Annual General Meeting. The Company will give you a ballot when you arrive.
•	By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a street name shareholder, how do I vote?

There are two ways to vote:

•	Through your broker. You have the right to direct your broker or other agent on how to vote the shares in your account. You should contact your broker, bank or such other nominee to ensure that votes related to the shares you beneficially own are properly voted. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual General Meeting unless you request and obtain a valid proxy from your broker or other agent.
•	In person. If you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of a director requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual General Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal and, thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
•	Proposal No. 2: The ratification of the appointment of WithumSmith+Brown, PC requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual General Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal and, thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How do the Company’s insiders intend to vote their shares?

The Sponsor, Harry E. Sloan and the Company’s officers and directors collectively own 20% of the Company’s issued and outstanding ordinary shares and are expected to vote all of their shares in favor of both proposals to be voted upon by our shareholders.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual General Meeting for the Annual General Meeting to be properly held under our Amended and Restated Memorandum and Articles of Association (the “Articles”) and the Companies Law (2016 Revision) of the Cayman Islands (the “Companies Law”). The presence, in person, by proxy, or if a corporation or other non-natural person, by its duly authorized representative or proxy, of the holders of a majority of our ordinary shares constitutes a quorum. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares voting on the matter as to which authority to vote is withheld from the broker. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” matters, such as the re-appointment of Dennis A. Miller as a Class A director.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual General Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by attending the Annual General Meeting and voting in person if you are a shareholder of record. However, your attendance at the Annual General Meeting will not automatically revoke your proxy unless you vote again at the Annual General Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067, a written notice of revocation prior to the Annual General Meeting.

Please note, however, that if you are a street name shareholder, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If you are a street name shareholder, and you wish to attend the Annual General Meeting and vote at the Annual General Meeting, you must bring to the Annual General Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. James A. Graf and Eli Baker have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual General Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual General Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual General Meeting is adjourned, the proxy holders can vote the shares on the new Annual General Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual General Meeting?

Our board of directors is soliciting proxies for use at the Annual General Meeting. All costs associated with this solicitation will be borne directly by Double Eagle Acquisition Corp. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds our shares on your behalf.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding our shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of WithumSmith+Brown, PC. Your broker will not have discretion to vote on the re-appointment of Dennis A. Miller as a Class A director, which is a “non-routine” matter, absent direction from you.

Where will I be able to find the voting results of the Annual General Meeting?

We will announce preliminary voting results at the Annual General Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual General Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another shareholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we may deliver a single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholder at a shared address to which we delivered a single copy of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may contact us at the following address or phone number:

Double Eagle Acquisition Corp.
Attention: Eli Baker
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067
Phone: (310) 209-7280

Shareholders who beneficially own our ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Are there any appraisal or similar rights for dissenting shareholders?

Neither the Companies Law nor our Articles provide for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals to be voted upon at the Annual General Meeting. Accordingly, our shareholders will have no right to dissent and obtain payment for their shares.

What is the deadline to propose actions for consideration at next year’s annual general meeting or to nominate individuals to serve as directors?

Shareholder Proposals

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting by submitting their proposals in writing to our Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2018 annual general meeting, our Secretary must receive the written proposal at our principal executive offices not later than January 23, 2018. Shareholder proposals should be addressed to:

Double Eagle Acquisition Corp.
Attention: Eli Baker
2121 Avenue of the Stars, Suite 2300
Los Angeles, CA 90067

Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of ordinary shares owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Nomination of Director Candidates

You may propose director candidates for consideration by our Board of Directors. Any such recommendations should include the nominee’s name, age, business address, residence address, principal occupation or employment, the class or series and number of ordinary shares that are owned beneficially or of record by the nominee and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and should be directed to our Secretary at the address set forth above.

In addition, the shareholder must give timely notice to our Secretary to provide sufficient time to enable the Company to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual general meeting.

Availability of our Articles

You may contact our Secretary at our principal executive offices for a copy of our Articles.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members. Three of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three staggered classes of directors. At each annual general meeting, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of May 18, 2017, and certain other information for the director whose term is expiring at the Annual General Meeting (who is also a nominee for election as a director at the Annual General Meeting), for each of the continuing members of our board of directors and for each of our non-director executive officers:

Name	Class	Age	Position	Director Since	Current Term Expiring	Expiration of Term For Which Nominated
Director with term expiring at the Annual General Meeting/Nominee
Dennis A. Miller(1)(2)	A	59	Independent Director	2015	2017	2020
Continuing Directors
James M. McNamara(1)(2)	B	63	Independent Director	2015	2018	—
Fredric D. Rosen(1)(2)	B	73	Independent Director	2015	2018	—
Jeff Sagansky	C	65	President and Chief Executive Officer and Director	2015	2019	—
Non-Director Executive Officers
Eli Baker	—	42	Vice President, General Counsel and Secretary	—	—	—
James A. Graf	—	52	Vice President, Chief Financial Officer and Treasurer	—	—	—

(1)	Member of our compensation committee
(2)	Member of our audit committee

Nominee for Director

Dennis A. Miller has been a member of our board of directors since September 10, 2015. Mr. Miller has served on the board of Radio One, Inc. since September 2011 and Storage Upreit Partners, LP since February 2012. From 2005 to August 2011, Mr. Miller was a General Partner of Spark Capital LLC, a venture fund focusing on the media, entertainment and technology industries. In 2000, Mr. Miller became a managing director of Constellation Ventures, the venture partner business anchored by Bear Stearns. From 1998 to 2000, Mr. Miller was Executive Vice President of Lions Gate. Prior to joining Lions Gate, from 1995 to 1998, he was Executive Vice President of SPE. While there, he was responsible for all television operations of SPE and actively involved with strategic planning and new media. From 1990 to 1996, Mr. Miller was Executive Vice President of Turner Network Television, or TNT, a cable television channel, and in 1993 he took on the additional responsibility for the Turner Entertainment Company, a subsidiary of Turner Broadcasting System, Inc. Mr. Miller currently serves on the Board of FitOrbit, Inc., an online fitness company. Mr. Miller received his Juris Doctor from Boalt Law School in 1982 and his Bachelor of Arts degree in political science from the University of California, San Diego in 1978. Mr. Miller’s designation as a director was based upon his twenty years of experience operating and managing media and entertainment businesses and ten years of successfully investing at the intersection of media and technology.

Continuing Directors

James M. McNamara has been a member of our board of directors since September 10, 2015. Mr. McNamara served as a member of Silver Eagle’s board of directors from July 30, 2013 through March 2015. Mr. McNamara also served as a director from May 2011 to January 2013 of GEE. In 2005, Mr. McNamara founded Panamax Films, LLC, a film production company that had an output deal with Lions Gate Films to produce films for the U.S. Latino and Greater Latin American film going audiences, and he is currently its chairman. In 2008, Mr. McNamara joined Cinelatino, Inc., a premium Spanish language film channel in the United States, where he serves as non-executive chairman and, in 2010, he joined as non-executive chairman of Pantelion Films, a Latino Hollywood studio that is a partnership between Lions Gate Entertainment and Grupo Televisa, a Spanish language media company. From 1999 to 2005, Mr. McNamara was president and chief executive officer at Telemundo Communications Group, Inc., the operator of Telemundo, a Spanish-language broadcast network. From April 1996 to June 1998, Mr. McNamara was the president of Universal Television Enterprises, or Universal, a television production company where his responsibilities included domestic syndication first-run programming and international sales. Mr. McNamara joined Universal from New World, where he served as chief executive officer from 1991 to 1995 and senior vice president, executive vice president and then president of New World International from 1986 to 1991. Mr. McNamara served as a director of Jump TV, a leading IPTV company providing a comprehensive suite of technology and services to content owners and aggregators, from 2006 to 2008 as well as SBS from 1996 to 2005 and Film Roman, Inc., a producer of animated television programming, from 1997 to 1999. Mr. McNamara currently serves as a director of Hemisphere Media Group, Inc. and also is contracted to provide development, production and maintenance of programming, affiliate relations, identification and negotiation of carriage opportunities, and the development, identification and negotiation of new business initiatives, including sponsorship.

Mr. McNamara received his Master’s degree from the American Graduate School of International Management and undergraduate degree in business administration and political science from Rollins College. Mr. McNamara’s designation as a director was based upon his twenty-five years of experience as a leading international film and television executive, extensive broadcast experience in the United States and Latin America and wide management experience in both large and small companies.

Fredric D. Rosen has been a member of our board of directors since September 10, 2015. Mr. Rosen was the Co-CEO of Outbox Enterprises, LLC, an entity comprised of Outbox Technology, Cirque du Soleil and Anschutz Entertainment Group from September 2010 until February 2012. Mr. Rosen remained a principal in the enterprise until he sold his interests in October 2014. Since February 2012, Mr. Rosen has been a self-employed consultant. Mr. Rosen was the President and CEO of Ticketmaster Group, Inc. from 1982 to 1998. Mr. Rosen served as Chairman and CEO of Stone Canyon Entertainment, an operator of traveling amusement parks, from 2005 to 2008. Mr. Rosen has served as a director of Exari Group, Inc., a provider of cloud-based software for contract management, since May 2011. He served as a director of Prime Focus World, NV, a filmmaking partner to studios and film production companies, from August 2012 to June 2015. Mr. Rosen served as a trustee of Crossroads School for 16 years and was a board member of the Los Angeles Sports and Entertainment Commission for 15 years and now serves on their advisory board. He was a founding board member of the Wallis Annenberg Cultural Center in Beverly Hills and is currently a member of the Board of Governors of Cedars-Sinai Medical Center. Mr. Rosen is also currently a board member of the Pacific Council and The American Academy of Dramatic Arts.

Mr. Rosen received his Bachelor of Arts degree from Clark University in June 1965 and his Juris Doctor from Brooklyn Law School in June 1969. He was admitted and became a member of the New York State Bar in November 1969 and practiced law in New York City from 1972 to 1982. Mr. Rosen’s designation as a director was based upon his decades of experience leading, operating and managing entertainment businesses and his service as chief executive officer and director of several public companies.

Jeff Sagansky has been our Director since June 26, 2015 and our President and Chief Executive Officer since August 6, 2015. Mr. Sagansky currently serves as co-founder and chairman of Hemisphere Capital

Management LLC, a private motion picture and television finance company, deploying more than $300 million in debt and, equity across four investment funds. Mr. Sagansky co-founded, together with Harry E. Sloan, Global Eagle Acquisition, which completed its business combination with Row 44 and AIA in January 2013. GEE currently is a NASDAQ-listed worldwide provider of media content, connectivity systems and operational data solutions to the travel industry. Mr. Sagansky served as Global Eagle Acquisition’s president from February 2011 through January 2013. He also co-founded, together with Mr. Sloan, Silver Eagle, which invested approximately $273.3 million in Videocon d2h in exchange for equity shares of Videocon d2h represented by ADSs in March 2015. Videocon d2h is a NASDAQ-listed leading direct-to-home pay-TV service provider in India. Mr. Sagansky served as Silver Eagle’s president from April 2013 through March 2015.

Mr. Sagansky was formerly chief executive officer and then vice chairman of Paxson Communications Corporation from 1998 to 2003, where he launched the PAX TV program network in 1998. Under his leadership, PAX TV became a highly rated family-friendly television network with distribution growing from 60% of U.S. television households to almost 90% in only four years. In addition, Mr. Sagansky drove substantial improvement in the network’s financial performance with compounded annual revenue growth of 24% and compounded annual gross income growth of 30% from 1998 to 2002. Prior to joining Pax, Mr. Sagansky was co-president of Sony Pictures Entertainment, or SPE, from 1996 to 1998 where he was responsible for SPE’s strategic planning and worldwide television operations. While at SPE, he spearheaded SPE’s acquisition, in partnership with Liberty Media Corporation and other investors, of Telemundo Network Group, LLC, or Telemundo. The transaction generated significant returns for SPE as Telemundo was sold to the National Broadcasting Company, Inc., for over six times its original investment less than three years later. Previously, as executive vice president of Sony Corporation of America, or SCA, Mr. Sagansky oversaw the 1997 merger of SCA’ s Loews Theaters unit with the Cineplex Odeon Corporation to create one of the world’s largest movie theater companies, and the highly successful U.S. launch of the Sony Playstation video game console. Prior to joining SCA, Mr. Sagansky was president of CBS Entertainment from 1990 to 1994, where he engineered CBS’s ratings rise from third to first place in eighteen months. Mr. Sagansky previously served as president of production and then president of TriStar Pictures, where he developed and oversaw production of a wide variety of successful films.

Mr. Sagansky graduated with a BA from Harvard College and an MBA from Harvard Business School. He serves on the boards of Scripps Networks Interactive, Starz Entertainment, GEE and GoEuro and is a director-designate of Videocon d2h.

Non-Director Executive Officers

Eli Baker has been our Vice President, General Counsel and Secretary since July 1, 2015. Mr. Baker is co-managing director and a partner in Hemisphere Capital Management LLC, a private motion picture and television finance company, deploying more than $300 million in debt and equity across four investment funds. In his roles at HCM and WMC, Mr. Baker has arranged co-financing partnerships with both Sony Pictures Entertainment and Paramount Picture Corporation in the establishment of HCM’s “Tent-Pole” fund, which includes titles such as “Men in Black 3” and “World War Z.” Mr. Baker also oversees the HCM and WMC debt and high yield funds, which provide “mezzanine” and “gap” financing, corporate debt and project finance facilities for television, film and digital content. Previously, Mr. Baker served as a principal at Grosvenor Park Investors, a joint venture with Fortress Investment Group where he shared oversight over the special opportunity credit/debt funds in the media space. Mr. Baker was also a director of Silver Eagle. Mr. Baker is a former lawyer, and has served in a legal affairs capacity at various companies in and out of the media/entertainment business, including Lionsgate/Artisan Entertainment, prior to which he practiced international commercial litigation. Mr. Baker earned a Bachelor of Arts degree from the University of California, Berkeley and a Juris Doctor from the University of California at Hastings Law School and is a continuing member of the California State Bar.

James A. Graf has been our Vice President, Chief Financial Officer and Treasurer since July 1, 2015. Mr. Graf served as Silver Eagle’s Vice President, Chief Financial Officer, Treasurer and Secretary from April 11, 2013 through Silver Eagle’s business combination in March 2015 and ultimate liquidation in 2015, and he served as Vice President, Chief Financial Officer, Treasurer and Secretary of Global Eagle Acquisition

Corp. from February 2011 to through its business combination in January 2013. He was Vice Chairman of Global Entertainment AG, the German entity holding GEE’s equity in AIA from 2013 – 2014 and Special Advisor to GEE in 2013. He has served as a Special Advisor to Videocon d2h Limited since April 2015. From 2007 to 2008, Mr. Graf was engaged as a consultant to provide financial advisory services to Metro-Goldwyn-Mayer, Inc. In 2001, Mr. Graf founded and became Chief Executive Officer of Praedea Solutions, Inc., an enterprise software company with operations in the United States, Malaysia and Ukraine. The assets of Praedea Solutions, Inc. were sold in 2006 to a Mergent Inc., a wholly-owned subsidiary of Xinhua Finance Ltd., and renamed Mergent Data Technology, Inc., where Mr. Graf served as Chief Executive Officer from 2006 – 2007. Praedea Solutions Inc. was renamed PSI Capital Inc., and currently serves as an investment holding company for Mr. Graf’s private investments in media and technology. Mr. Graf continues to be Chief Executive of PSI Capital Inc. and portfolio companies including ARTISTdirect. Prior to founding Praedea, Mr. Graf was a managing director at Merrill Lynch, an investment bank, in Singapore from 1998 to 2000 and a consultant to Merrill Lynch in 2001. From 1996 to 1998, Mr. Graf served as a director and then managing director and President of Deutsche Bank’s investment banking entity in Hong Kong, Deutsche Morgan Grenfell (Hong Kong) Ltd. From 1993 to 1996, he was a vice president at Smith Barney in Hong Kong and Los Angeles. From 1987 to 1993, Mr. Graf was an analyst and then associate at Morgan Stanley in New York, Los Angeles, Hong Kong and Singapore. Mr. Graf received a Bachelor of Arts degree from the University of Chicago in 1987.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of Nasdaq. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of Nasdaq.

Our board of directors has determined that Messrs. Miller, Rosen and McNamara would each be considered an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.

Board Leadership Structure and Role in Risk Oversight

We do not require separation of the offices of the Chairman of the Board and Chief Executive Officer. Our President and Chief Executive Officer, Jeff Sagansky, serves as chairman at meetings of our board of directors. In addition, we do not have a lead independent director. The decision whether to combine or separate these positions depends on what our board of directors deems to be in the long term interest of shareholders in light of prevailing circumstances. The board has deemed the current leadership structure to be appropriate given the Company’s limited business purpose of pursuing an initial business combination. Our board of directors believes the Company is well-served by the current leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

The board is actively involved in overseeing our risk oversight processes. The board focuses on our general risk oversight strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the board include consideration of the challenges and risks of our business, and the board and management actively engage in discussions on these topics. In addition, each of the board’s committees considers risk within its area of responsibility. For example, the audit committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls.

Board Meetings and Committees

During our fiscal year ended December 31, 2016, the board of directors held four meetings (including regularly scheduled and special meetings) and the audit committee and compensation committee did not hold any meetings. Each director attended at least 75% of the meetings of our board of directors held during the year.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders, we encourage, but do not require, our directors to attend.

Our board of directors has established an audit committee and a compensation committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee of the board of directors consists of Dennis A. Miller, James M. McNamara and Fredric D. Rosen, each of whom is an independent director under the NASDAQ listing standards and applicable SEC rules. Mr. Miller serves as chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
•	monitoring compliance on a quarterly basis with the terms of the Public Offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of the Public Offering; and
•	reviewing and approving all payments made to our existing holders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial Experts on Audit Committee

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Dennis A. Miller qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The members of our compensation committee are Dennis A. Miller, James M. McNamara and Fredric D. Rosen. Mr. McNamara serves as chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;
•	reviewing and approving the compensation of all of our other executive officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are Messrs. Miller, Rosen and McNamara. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual general meeting (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Articles. Any nomination should be sent in writing to our Secretary at Double Eagle Acquisition Corp., Attention: Eli Baker, 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. To be timely for our 2018 annual general meeting, our Secretary must receive the nomination no later than January 5, 2018.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics and Audit and Compensation Committee Charters

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed copies of our Code of Ethics and our audit committee and compensation committee charters as exhibits to our registration statement associated with our initial public offering that closed on September 16, 2015 (the “Public Offering”). You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us in writing at 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067 or by telephone at (310) 209-7280. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Copies of our audit and compensation committee charters are included as annexes to this proxy statement.

Compensation Committee Interlocks

None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our Secretary at 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Each communication should set forth (i) the name and address of the shareholder, as it appears on our books, and if the shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares that are owned of record by the record holder and beneficially by the beneficial owner.

Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash compensation for services rendered. We will reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of our management team in an amount not to exceed $15,000 per month in the event such space and/or services are utilized and we do not pay directly for such services. Upon completion of our initial business combination or our liquidation, we will cease making these payments. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or our or their affiliates. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

It is possible that some or all of our officers and directors may negotiate employment or consulting arrangements with the post-transaction company after our initial business combination. Any such arrangements will be disclosed in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders in connection with a proposed business combination, to the extent they are known at such time.

The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, but we do not believe that such arrangements will be a determining factor in our decision to proceed with any potential business combination.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of four members. In accordance with our Articles, our board of directors is divided into three staggered classes of directors. At the Annual General Meeting, one Class A director will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, retirement, disqualification or removal. The classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominee

Our independent directors have recommended, and our board of directors has approved, Dennis A. Miller as the nominee for re-appointment as Class A director at the Annual General Meeting. If re-appointed, Mr. Miller will serve as Class A director until the 2020 annual general meeting and until his successor is duly elected and qualified. Mr. Miller is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors, Executive Officers and Corporate Governance.”

If you are a shareholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-appointment of Mr. Miller. We expect that Mr. Miller will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual General Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name shareholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares un-voted on this matter.

Vote Required

The election of directors requires the affirmative vote of a majority of the ordinary shares present in person, by proxy, or, if a corporation or other non-natural person, by its duly authorized representative, at the Annual General Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE NOMINEE NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the audit committee of the Company, our Board proposes that the shareholders ratify the appointment of WithumSmith+Brown, PC to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017. WithumSmith+Brown, PC served as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2016. Our audit committee is submitting the appointment of WithumSmith+Brown, PC to our shareholders because we value our shareholders’ view on our independent registered public accounting firm and as matter of good corporate governance. Representatives of WithumSmith+Brown, PC are not expected to be present at the Annual General Meeting but will be available to respond to appropriate questions in writing. If our shareholders do not ratify the appointment of WithumSmith+Brown, PC, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to the Company by WithumSmith+Brown, PC since our inception.

	For the Years Ended December 31,
	2016	2015
Audit fees(1)	$59,000	$74,000
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$59,000	$74,000

(1)	Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)	Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All Other Fees. All other fees consist of fees billed for all other services.

Auditor Independence

In our fiscal year ended December 31, 2016, there were no other professional services provided by WithumSmith+Brown, PC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of WithumSmith+Brown, PC.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee was not formed until September 10, 2015. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by WithumSmith+Brown, PC, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Vote Required

The ratification of the appointment of WithumSmith+Brown, PC requires the affirmative vote of a majority of the ordinary shares present in person, by proxy, or, if a corporation or other non-natural person, by its duly authorized representative, at the Annual General Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote AGAINST the proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF WITHUMSMITH+BROWN, PC.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the audit committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Dennis A. Miller
James M. McNamara
Fredric D. Rosen

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of May 18, 2017, by:

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding 62,500,000 ordinary shares;
•	each of our officers and directors; and
•	all our officers and directors as a group.

The following table is based on 62,500,000 ordinary shares issued and outstanding at May 18, 2017, of which 50,000,000 were Class A shares and 12,500,000 were Class B shares. Unless otherwise indicated, it is believed that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Issued and Outstanding Ordinary Shares
Double Eagle Acquisition LLC (the Sponsor)(2)(3)	6,337,771	10.1%
Jeff Sagansky(2)(3)	6,337,771	10.1%
Harry E. Sloan(2)	6,087,500	9.7%
Dennis A. Miller(2)	25,000	*
Fredric D. Rosen(2)	25,000	*
James M. McNamara(2)	25,000	*
Wellington Management Group LLP(4)	4,168,065	6.7%
Alyeska Investment Group LP(5)	4,000,000	6.4%
TD Asset Management Group Inc.(6)	3,869,300	6.2%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of our shareholders listed is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067.
(2)	Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in our Amended and Restatement Memorandum and Articles of Incorporation.
(3)	Represents 100% of the founder shares held by the Sponsor. Mr. Sagansky has voting and dispositive control over the shares held by the Sponsor.
(4)	According to a Form 13F filed on behalf of Wellington Management Group LLP (“WMG”), WMG has beneficial ownership over the shares reported. The business address of this shareholder is 280 Congress Street, Boston, MA 02210.
(5)	According to a Schedule 13G filed December 31, 2016 on behalf of Alyeska Investment Group, L.P. (“AIGLP”), Alyeska Investment Group, LLC, a Delaware limited liability company (“AIG”), Alyeska Fund 2 GP, LLC, a Delaware limited liability company (“AF2”) and Anand Perekh, an individual, AIGLP, AIG, AF2, and Mr. Perekh share beneficial ownership over the shares reported. The business address for this shareholder is 77 West Wacker Drive, 7th Floor, Chicago, IL, 60601.
(6)	According to a Schedule 13G filed December 31, 2016 on behalf of TD Asset Management Inc. (“TDAM”), TDAM has beneficial ownership over the shares reported. The business address of this shareholder is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2

RELATED PARTY TRANSACTIONS

Founder Shares

On July 1, 2015, the Sponsor purchased 12,218,750 Class B ordinary shares, or founder shares, for $25,000, or approximately $.002 per share. On July 29, 2015, the Sponsor transferred 6,109,375 founder shares to Harry E. Sloan for a purchase price of $12,500 (the same per-share purchase price initially paid by the Sponsor). On August 27, 2015, the Sponsor and Mr. Sloan transferred an aggregate of 25,000 founder shares on a pro rata basis to each of the Company’s independent directors at their original purchase price. On August 27, 2015, Mr. Sloan transferred 665,500 founder shares to the Sponsor. On September 10, 2015, the Company effected a share capitalization of approximately .129 shares for each outstanding Class B ordinary share, resulting in the initial shareholders holding an aggregate of 13,800,000 founder shares. The closing of the Public Offering included an initial partial exercise (2,000,000 units) of the overallotment option granted to the underwriters. Following the Public Offering, an aggregate of 1,300,000 of the founder shares (consisting of 1,271,771 shares held by the Sponsor, an aggregate of 9,705 shares held by our independent directors and 18,524 shares held by Mr. Sloan) were surrendered for no consideration due to the partial exercise by the underwriters of their over-allotment option. In the event the full overallotment option is not exercised in full, a portion of the founder shares will be forfeited so they will equal 20% of the expanded equity capital of the Company.

The founder shares are identical to the public shares except that the founder shares are subject to certain transfer restrictions, as described in more detail below.

The initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of (A) one year after the completion of the Company’s initial business combination, or earlier if, subsequent to the Company’s initial business combination, the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (the “Lock Up Period”).

Rights — The founder shares are identical to the public shares except that (i) the founder shares are subject to certain transfer restrictions, as described above, and (ii) the initial shareholders have agreed to waive their redemption rights in connection with the business combination with respect to the founder shares and any public shares they may purchase, and to waive their redemption rights with respect to the founder shares if the Company fails to complete a business combination within 24 months from the closing of the Public Offering.

Voting — If the Company seeks shareholder approval of a business combination, the initial shareholders have agreed to vote their founder shares and any public shares purchased during or after the Public Offering in favor of the business combination.

Liquidation — Although the initial shareholders and their permitted transferees have waived their redemption rights with respect to the founder shares if the Company fails to complete a business combination within the prescribed time frame, they will be entitled to redemption rights with respect to any public shares they may own.

Private Placement Warrants

The Sponsor, Harry E. Sloan and the Company’s independent directors purchased from the Company 19,500,000 warrants in the aggregate at a price of $0.50 per warrant (an aggregate purchase price of $9.75 million) in the Private Placement. Each private placement warrant entitles the holder to purchase one-half of one Class A ordinary share at $5.75 per one-half share ($11.50 per whole share). The purchase price of the private placement warrants has been added to the proceeds from the Public Offering to be held in the trust account pending completion of the Company’s initial business combination. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial business combination, and they will be non-redeemable so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers of the private placement warrants or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants sold in the Public Offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants sold in the Public Offering and have no net cash settlement provisions.

If the Company does not complete a business combination, then the proceeds will be part of the liquidating distribution to the public shareholders and the private placement warrants will expire worthless.

Registration Rights

The initial shareholders and holders of the private placement warrants will be entitled to registration rights pursuant to a registration rights agreement signed on September 10, 2015. The initial shareholders and holders of the private placement warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Services

The Company will reimburse the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team by the Sponsor, members of the Sponsor, and the Company’s management team or their affiliates in an amount not to exceed $15,000 per month in the event such space and/or services are utilized and the Company does not pay a third party directly for such services, from the date of closing of the Public Offering. Upon completion of a business combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our insiders, officers or directors unless we have obtained an opinion from an independent investment banking or accounting firm which is a member of FINRA and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will our Sponsor or any of our existing officers of directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our ordinary shares, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers and directors were complied with.

Fiscal Year 2016 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K, which we are including with this proxy statement. This proxy statement and our Annual Report on Form 10-K are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to our Secretary at Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067.

* * *

The board of directors does not know of any other matters to be presented at the Annual General Meeting. If any additional matters are properly presented at the Annual General Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual General Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Los Angeles, California
May 18, 2017

Annex A

DOUBLE EAGLE ACQUISITION CORP.
AUDIT COMMITTEE CHARTER

1.	STATUS

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Double Eagle Acquisition Corp. (the “Company”).

2.	PURPOSE

The Committee is appointed by the Board for the primary purposes of:

•	Performing the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things:
•	the quality and integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements; review of the independent auditors’ qualifications and independence; and
•	the performance of the Company’s internal audit function and the Company’s independent auditors;
•	Maintaining, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors, and
•	Preparing the report to be included in the Company’s annual proxy statement, as required by the Securities and Exchange Commission’s (“SEC”) rules.
3.	COMPOSITION AND QUALIFICATIONS

The Committee shall be appointed by the Board and shall, within one year of the listing of the Company’s securities, be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Act”), the Nasdaq Capital Market and all other applicable laws.

Each member of the Committee shall be financially literate and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as each such qualification is interpreted by the Board in its business judgment. In addition, to the extent practicable, at least one member of the Committee shall be an “audit committee financial expert” as such term is defined by the SEC.

4.	RESPONSIBILITIES

The Committee will:

1.	Review and discuss the annual audited financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditors. In connection with such review, the Committee will:
•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) and the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence;
•	Review significant changes in accounting or auditing policies;

•	Review with the independent auditors any problems or difficulties encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and management’s response to such problems or difficulties;
•	Review with the independent auditors, management and the senior internal auditing executive the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls;
•	Review reports required to be submitted by the independent auditor concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; and (c) any other material written communications with management;
•	Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements and the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and
•	Discuss policies and procedures concerning earnings press releases and review the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.
2.	Review and discuss the quarterly financial statements and the Company’s disclosures provided in periodic quarterly reports including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with Management, the senior internal auditing executive and the independent auditor.
3.	Oversee the external audit coverage. The Company’s independent auditors are ultimately accountable to the Committee, which has the direct authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit coverage, the Committee will:
•	Have authority to appoint and replace (subject to shareholder approval, if deemed advisable by the Board) the independent auditors;
•	Have authority to approve the engagement letter and the fees to be paid to the independent auditors;
•	Pre-approve all audit and non-audit services to be performed by the independent auditors and the related fees for such services other than prohibited nonauditing services as promulgated under rules and regulations of the SEC (subject to the inadvertent de minimis exceptions set forth in the Act and the SEC rules);
•	Monitor and obtain confirmation and assurance as to the independent auditors’ independence, including ensuring that they submit on a periodic basis (not less than annually) to the Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking appropriate action in response to the independent auditors’ report to satisfy itself of their independence;

•	At least annually, obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;
•	Meet with the independent auditors prior to the annual audit to discuss planning and staffing of the audit;
•	Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors;
•	Set clear hiring policies for employees or former employees of the independent auditors, including but not limited to, as required by all applicable laws and listing rules; and
•	Assure regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, as required by the Act, and consider whether rotation of the independent auditor is required to ensure independence.
4.	Oversee internal audit coverage. In connection with its oversight responsibilities, the Committee will:
•	Review the appointment or replacement of the senior internal auditing executive;
•	Review, in consultation with management, the independent auditors and the senior internal auditing executive, the plan and scope of internal audit activities;
•	Review internal audit activities, budget and staffing; and
•	Review significant reports to management prepared by the internal auditing department and management’s responses to such reports.
5.	Review with the independent auditors and the senior internal auditing executive the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls.
6.	Resolve any differences in financial reporting between management and the independent auditors.
7.	Establish procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
8.	Discuss policies and guidelines to govern the process by which risk assessment and risk management is undertaken.
9.	Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled.
10.	Meet periodically (not less than annually) in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent auditors.
11.	Review and approve all “related party transactions” requiring disclosure under SEC Regulation S-K, Item 404.
12.	Review periodically with the Company’s outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct.
13.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisers.

14.	Report regularly to the Board with respect to Committee activities.
15.	Prepare the report of the Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting.
16.	Review and reassess annually the adequacy of this Committee Charter and recommend any proposed changes to the Board.
17.	Monitor compliance, on a regularly scheduled basis, with the terms of the Company’s initial public offering (the “Offering”) and, if any noncompliance is identified, promptly take all action necessary to rectify such noncompliance or otherwise cause the Company to come into compliance with the terms of the Offering.
18.	Inquire and discuss with management the Company’s compliance with applicable laws and regulations.
19.	Determine the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.
20.	Review and approve all payments made to the Company’s existing holders, executive officers or directors and their respective affiliates.
5.	PROCEDURES
1.	Action.

A majority of the members of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. However, the Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and permitted non-audit services, provided the decision is reported to the full Committee at its next scheduled meeting.

2.	Fees.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation: (a) to outside legal, accounting or other advisors employed by the Committee; and (b) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3.	Limitations.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors.

Annex B

DOUBLE EAGLE ACQUISITION CORP.

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

September 10, 2015

The following Compensation Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Double Eagle Acquisition Corp., a Delaware corporation (the “Company”) on the date indicated above.

1.	Members. The Board shall appoint the members of the Compensation Committee (the “Committee”). The Committee shall be comprised of at least two “independent” directors of the Board who shall also satisfy such other criteria imposed on members of the Committee pursuant to the federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing standards of any exchange or national listing market system upon which the Company’s securities are listed or quoted for trading (including, without limitation, the NASDAQ Capital Market) (the “Principal Market”), or any other applicable laws or regulations. The term “independent director” means a director who (i) meets the definition of “independence” under the rules and regulations of the SEC and the Principal Market, (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (c) is an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. Each appointed member of the Committee may be removed by the Board at any time, with or without cause. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote. Each Committee member shall have one vote.
2.	Purpose. In addition to such other duties as may be assigned to the Committee by the Board from time to time, the purpose of the Committee is to represent and assist the Board in (a) discharging its responsibilities for approving and evaluating the officer compensation plans, policies and programs of the Company, (b) reviewing and making recommendations to the Board regarding the compensation to be provided to the Company’s employees and directors, and (c) administering the equity compensation plans of the Company. The Committee shall ensure that the Company’s compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s shareholders.
3.	Duties and Responsibilities. The Committee shall, among its duties and responsibilities as may be delegated to the Committee by the Board, and in addition to any duties and responsibilities imparted to the Committee by the SEC or any applicable Principal Market or any other applicable laws or regulations:
(a)	Determine, in executive session, the compensation for the Company’s Chief Executive Officer or President, if such person is acting as the chief executive officer of the Company (“CEO”).
(b)	Review and determine the compensation of the executive officers of the Company other than the CEO based upon the recommendation of the CEO and such other customary factors that the Committee deems necessary or appropriate.
(c)	Recommend awards and/or bonuses to be granted to executive officers of the Company under the Company’s equity plans and other compensation or benefit plans or policies as approved by the Board or the Committee.
(d)	Approve the overall amount or percentage of plan and/or bonus awards to be granted to all Company employees and delegate to the Company’s executive management the right and power to specifically grant such awards to each Company employee within the aggregate limits and parameters set by the Committee.
(e)	Review and evaluate the performance of the CEO and the other executive officers of the Company.

(f)	Review and approve the design of other benefit plans pertaining to executives and employees of the Company.
(g)	Approve such reports on compensation as are necessary for filing with the SEC and other government bodies.
(h)	Review, recommend to the Board, and administer all plans that require “disinterested administration” under Rule 16b-3 under the Exchange Act.
(i)	Approve the amendment or modification of any compensation or benefit plan pertaining to executives or employees of the Company that does not require shareholder approval.
(j)	Review and recommend to the Board the adoption of or changes to the compensation of the Company’s independent directors.
(k)	Retain (at the Company’s expense) outside consultants and obtain assistance from members of management as the Committee deems appropriate in the exercise of its authority.
(l)	Make reports and recommendations to the Board within the scope of its functions and advise the officers of the Company regarding various personnel matters as may be raised with the Committee.
(m)	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees.
(n)	Review the form, terms and provisions of employment and similar agreements with the Company’s executive officers and any amendments thereto.
(o)	To the extent the same has been adopted, review, at least annually, the compensation philosophy of the Company.

The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it. To the extent that the Company’s securities are not listed or quoted on a Principal Market, the Committee shall determine which of the aforementioned duties and responsibilities it shall undertake or shall be applicable to the Committee.

4.	Meetings; Reports. The Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Committee members determine; provided, that the CEO may not be present during any portion of a Committee meeting in which deliberation or any vote regarding his or her compensation occurs. Face to face meetings shall be encouraged at least twice each year. The majority of the members of the Committee constitutes a quorum and shall be empowered to act on behalf of the Committee. Minutes will be kept of each meeting of the Committee. The Chairman of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board. The Committee shall also make reports and recommendations to the Board within the scope of its functions.
5.	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other adviser retained by the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.

Before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Committee shall consider the independence of each such adviser by taking into account the following factors and any other factors required by the Principal Market or the SEC and corresponding rules that may be amended from time to time, including any exceptions permitted by such rules:

(a)	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser (the “Advisory Firm”);
(b)	the amount of fees received from the Company by the Advisory Firm, as a percentage of the total revenue of the Advisory Firm;
(c)	the policies and procedures of the Advisory Firm or other adviser that are designed to prevent conflicts of interest;
(d)	any business or personal relationship of the compensation consultant, legal counsel or adviser with a member of the Committee;
(e)	any shares of the Company owned by the compensation consultant, legal counsel or other adviser; and
(f)	any business or personal relationship of the compensation consultant, legal counsel, other adviser or the Advisory Firm with an executive officer of the Company.
6.	Review of Charter. The Committee shall review this Charter at least annually and recommend any changes thereto to the Board.
7.	Self-Assessment. The Committee will annually evaluate the Committee’s own performance and report that it has done so to the Board.
8.	Delegation by Committee. The Committee may delegate authority consistent with this Charter to one or more Committee members or subcommittees comprised of one or more Committee members when appropriate. Any such member, members or subcommittee shall be subject to this Charter. The decisions of any such member, members or subcommittees to which authority is delegated under this paragraph shall be presented to the full Committee at its next regularly scheduled meeting.
9.	Amendment. Any amendment or other modification of this Charter shall be made and approved by the full Board.
10.	Disclosure of Charter. If required by the rules of the SEC or any Principal Market, this Charter, as amended from time to time, shall be made available to the public on the Company’s website or otherwise.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

DOUBLE EAGLE ACQUISITION CORP

2017 Annual General Meeting

June 12, 2017
10:00 A.M. ET

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE AND READ THE REVERSE SIDE ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-APPOINTMENT OF DENNIS A. MILLER AND "FOR" PROPOSAL TWO.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________________ **Signature**____________________________ **Date**__________, **2017.**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual General Meeting

The 2017 Proxy Statement and the 2016 Annual Report to Shareholders are available at: http://www.cstproxy.com/doubleeagleacquisitioncorp/2017

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOUBLE EAGLE ACQUISITION CORP.

The undersigned hereby appoints James A. Graf and Eli Baker or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the ordinary shares of Double Eagle Acquisition Corp. (the "Company") held of record by the undersigned at the close of business on May 18, 2017 at the Annual General Meeting to be held on Monday, June 12, 2017 at 10:00 a.m. Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166, or any adjournment or postponement thereof (the "Meeting") and authorizes and instructs said proxies to vote in the manner directed below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR the re-appointment of Dennis A. Miller and FOR Proposal 2.** In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments of the Meeting.

(Continued, and to be marked, dated and signed, on the other side)